UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 18, 2016

NOVATEL WIRELESS, INC. (Exact name of registrant as specified in its charter)

Delaware	000-31659	86-0824673
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer identification number)
9645 Scranton Road
San Diego, California 92121
(Address of principal executive offices) (Zip Code)

(858) 812-3400
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.
Asset Purchase Agreement
On February 18, 2016, Novatel Wireless, Inc. (the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Micronet Enertec Technologies, Inc., a Delaware corporation (“Micronet”), pursuant to which the Company will sell, and Micronet will acquire, certain assets of the Company used by it in the operation of its telematics hardware business (the “Acquisition”). The Purchase Agreement and the transactions contemplated thereby were approved by the boards of directors of the Company and Micronet. Consummation of the Acquisition will not require approval of the stockholders of the Company or Micronet. The transaction is anticipated to close on or before March 31, 2016.
On the closing date of the Acquisition, Micronet will pay to the Company total cash consideration of approximately $12 million (the “Cash Consideration”) and deliver to the Company a promissory note in the principal amount of $12 million (the “Note,” and together with the Cash Consideration, the “Purchase Price”). Micronet will be obligated to repay the principal amount of the Note in two installments of $6 million each, payable on the first and second anniversaries of the closing date. The Purchase Price is subject to adjustment under certain circumstances. Micronet may be entitled to offset certain amounts due under the Note (i) in the event that the inventory the Company delivers at closing is less than the target inventory range set forth in the Purchase Agreement, (ii) if the Company fails to purchase certain minimum dollar amounts of products from Micronet over the two year period after the closing, or (iii) if Micronet becomes entitled to recover any finally determined losses for indemnification claims made against the Company under the Purchase Agreement, subject to certain limitations as set forth in the Purchase Agreement.
The Purchase Agreement contains operational covenants that prevent the Company from engaging in certain actions during the period between the execution of the Purchase Agreement and the closing of the Acquisition or earlier termination of the Purchase Agreement (the “Pre-Closing Period”). In addition, the Company has agreed, during the Pre-Closing Period, to refrain from soliciting, initiating or encouraging proposals or inquiries relating to other potential bids or offers to acquire the Company’s telematics hardware assets to be transferred in the Acquisition. The consummation of the Acquisition is subject to a number of contingencies, including the parties entering into an acceptable manufacturing and supply agreement, certain employees of the Company accepting employment with Micronet, and other customary closing conditions. In addition, the parties have agreed to in good faith negotiate an acceptable transition services agreement. The Purchase Agreement contains customary indemnification provisions, entitling each party to be indemnified by the other party under certain circumstances, subject to specified limitations on such indemnification.
The Agreement is subject to termination in certain circumstances, as set forth in the Purchase Agreement, and either party may terminate the Purchase Agreement if the acquisition has not been consummated by March 31, 2016, or such later date as the parties may agree to in writing (the “Outside Date”), so long as the terminating party’s action or failure to act was not a principal cause of the acquisition failing to be consummated by the Outside Date. If either party terminates the Purchase Agreement because Micronet is unable or unwilling to consummate the Acquisition by the Outside Date and, at such time, the conditions precedent to Micronet’s performance have been satisfied, the Company will be entitled to receive a termination fee equal to $250,000, in addition to any other remedies available under applicable law.
The Purchase Agreement has been provided pursuant to applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) in order to provide investors and stockholders with information regarding its terms; however, it is not intended to provide any other factual information about the Company, Micronet, their respective subsidiaries and affiliates, or any other party. In particular, the representations, warranties and covenants contained in the Purchase Agreement have been made only for the purpose of the Purchase Agreement and, as such, are intended solely for the benefit of the parties to the Purchase Agreement. In many cases, these representations, warranties and covenants are subject to limitations agreed upon by the parties and are qualified by certain disclosures exchanged by the parties in connection with the execution of the Purchase Agreement. Furthermore, many of the representations and warranties in the Purchase Agreement are the result of a negotiated allocation of contractual risk among the parties and, taken in isolation, do not necessarily reflect facts about the Company, Micronet, their respective subsidiaries and affiliates or any other party. Likewise, any references to materiality contained in the representations and warranties may not correspond to concepts of materiality applicable to investors or stockholders. Finally, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement and these changes may not be fully reflected in the Company’s public disclosures.
The foregoing description of the Purchase Agreement is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.

Item 8.01.    Other Events.
On February 18, 2016, the Company issued a press release announcing its entry into the Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits.

2.1*	Asset Purchase Agreement, dated February 18, 2016, by and among Novatel Wireless, Inc. and Micronet Enertec Technologies, Inc.

99.1	Press Release, dated February 18, 2016.

*
Certain schedules, annexes and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the SEC upon request.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to a variety of matters, including, without limitation, statements regarding the timing and likelihood of the Company’s planned disposition of the telematics hardware business, conditions precedent to consummating such disposition, and anticipated or expected benefits from the sale. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of the Company and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise, except as may be required by law. These forward-looking statements involve many risks and uncertainties that may cause actual results to differ materially from what may be expressed or implied in these forward-looking statements. For example, risks and uncertainties that could affect the forward-looking statements set forth in this Current Report on Form 8-K include: the anticipated date of the closing of the Acquisition may not be realized; failure of Micronet to obtain sufficient financing to consummate the sale and purchase of the telematics hardware business; failure of specified employees of the Company accepting employment with Micronet; failure to satisfy any of the other conditions to closing; the distraction of management or other diversion of valuable resources within each company caused by the proposed transaction; and factors generally affecting the business, operations, and financial condition of the Company, including the information contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, subsequent Quarterly Reports on Form 10-Q, and other reports and filings with the SEC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novatel Wireless, Inc.

By:	/s/ Michael Newman
Michael Newman
Executive Vice President, Chief Financial Officer and Assistant Secretary

Date: February 22, 2016